CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in this Registration Statement on Form N-14 (the "Registration Statement") of Franklin Income Fund, a series of Franklin Custodian Funds, Inc., our report dated November 12, 2004, relating to the financial statements and financial highlights which appear in the September 30, 2004 Annual Report to Shareholders of Franklin Income Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in the prospectus and statement of additional information, as included in the N-1A registration statement, of Franklin Custodian Funds, Inc. as filed on November 29, 2004, which also appear in the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement of our report dated May 11, 2004, relating to the financial statements and financial highlights which appear in the March 31, 2004 Annual Report to Shareholders of Franklin Multi-Income Trust, which is also incorporated by reference in the Registration Statement.


/s/PRICEWATERHOUSECOOPERS LLP

San Francisco, California
April 15, 2005